Exhibit 99.1

New York & Company, Inc. and Subsidiaries
Schedule of Historical Comparable Store Sales Percentages
- Fiscal Year 2004, Fiscal Year 2003, and Combined Fiscal 2002 (1) -

	Fiscal Year 2004	Fiscal Year 2003	Combined Fiscal 2002

FEB	25.0%	(5.8)%	5.0%
MAR	13.0%	(2.2)%	9.5%
APR	6.5%	8.5%	(6.2)%

Q1	14.1%	0.0%	2.9%

MAY	21.2%	8.6%	6.9%
JUN	9.7%	4.9%	6.5%
JUL	10.6%	8.9%	6.6%

Q2	14.1%	7.3%	6.7%

AUG	12.4%	7.6%	(0.6)%
SEP	4.6%	14.0%	0.0%
OCT	4.1%	(4.6)%	0.1%

Q3	7.0%	6.2%	(0.2)%

NOV	(0.4)%	5.9%	(2.2)%
DEC	(5.5)%	7.0%	(0.4)%
JAN	N/A	11.1%	(1.6)%

Q4	N/A	7.4%	(1.2)%

FULL YEAR	N/A	5.3%	1.7%

(1)  Fiscal Year 2004 and Fiscal Year 2003 represent the 52 weeks ended January 29, 2005 and January 31, 2004, respectively.  Combined Fiscal 2002 represents the period from February 2, 2002 to November 26, 2002 (date of acquisition from Limited Brands, Inc.) and the period from November 27, 2002 to February 1, 2003 and does not comply with generally accepted accounting principles.